Exhibit 16.1

September 29, 2015

United States Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Commissioners:

We have read Oconee Federal Financial Corp.’s statements included under item 4.01 of its Form 8-K dated September 28, 2015, and we agree with such statements concerning our firm.

/s/ Cherry Bekaert LLP

Greenville, South Carolina